Exhibit 99.1
                                                              ------------
                                             Contact:   Adam Hollingsworth
                                                        (904) 366-2949

              CSX CORPORATION ANNOUNCES PAYMENT FORM AND MECHANICS
                           FOR CONVERTIBLE DEBENTURES





         JACKSONVILLE, Fla. - October 2, 2003 - CSX Corporation (NYSE: CSX) today provided details concerning payment form and mechanics for any purchase this month of its Zero Coupon Convertible Debentures Due 2021. If any such securities are required to be purchased by CSX, they will be purchased for cash, paid promptly following the later of October 30, 2003, or the book-entry transfer of the Debentures to JPMorgan Chase Bank, as trustee for the Debentures. The procedures that holders must follow in electing to have CSX purchase their Debentures are set forth in the Debentures and will be provided in a notice delivered to holders through The Depository Trust Company by the trustee.
         CSX Corporation, based in Jacksonville, Fla., owns one of the largest rail networks in the United States. CSX Transportation Inc., and its 34,000 employees provide rail transportation services over a 23,000 route-mile network in 23 states, the District of Columbia and two Canadian provinces. CSX Corporation also provides intermodal and global container terminal operations through other subsidiaries.

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                                   www.csx.com